CREDIT AGREEMENT
                                  By and Among
                     MAGICWORKS ENTERTAINMENT INCORPORATED,
                     TOURING ARTISTS GROUP, INC. (FLORIDA),
                       TOURING ARTISTS GROUP, INC. (OHIO),
                             MAGICSPACE CORPORATION,
                       DIAMOND BULLET MERCHANDISING INC.,
                             MAGIC PROMOTION, INC.,
                  MAGICWORKS ENTERTAINMENT INTERNATIONAL, INC.,
                PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC.,
                      MAGIC CONCERTS PROMOTIONS, INC., and
                       MAGICWORKS SPORTS MANAGEMENT, INC.

                                       and

                            NATIONSBANK, N.A. (SOUTH)

                      $5,000,000 Revolving Credit Facility

                               AS OF MAY 29, 1997


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                                TABLE OF CONTENTS
                                -----------------
                                                                          PAGE
                                                                          ----

1.    DEFINITIONS; CONSTRUCTION..............................................1
      1.1      Definitions...................................................1
      1.2      Accounting Terms and Determinations...........................8
      1.3      Other Definitional Terms......................................8

2.    AMOUNT AND TERMS OF LOANS..............................................8
      2.1      Commitments and Loans.........................................8
      2.2      Note and Amortization.........................................9
      2.3      Letters of Credit.............................................9
      2.4      Notice of Borrowing..........................................10
      2.5      Disbursement of Funds........................................11
      2.6      Interest.....................................................11
      2.7      Interest Periods...............................................
      2.8      Continuation Options...........................................
      2.9      Conversion Options.............................................
      2.10     Mandatory Prepayments..........................................
      2.11     Voluntary Prepayments..........................................
      2.12     Termination or Reduction of Commitments........................
      2.13     Fees.........................................................11
      2.14     Payments.....................................................12
      2.15     Interest Rate Not Ascertainable, Etc...........................
      2.16     Illegality.....................................................
      2.17     Increased Costs..............................................13
      2.18     Change of Lending Office.......................................
      2.19     Funding Losses.................................................
      2.20     Sharing of Payments, Etc.......................................
      2.21     Taxes........................................................14

3.    CONDITIONS TO BORROWINGS..............................................15
      3.1      Conditions Precedent to Initial Loan.........................15
      3.2      Conditions Precedent to Each Loan............................17
      3.3      Possession of Collateral Security..............................

4.    REPRESENTATIONS AND WARRANTIES........................................18
      4.1      Corporate Existence..........................................18
      4.2      Corporate Power and Authorization............................18
      4.3      Binding Obligations..........................................18
      4.4      No Legal Bar or Resultant Lien...............................19
      4.5      No Consent...................................................19
      4.6      Use of Proceeds..............................................19
      4.7      Financial Information........................................19
      4.8      Investments and Guarantees...................................20
      4.9      Liabilities..................................................20
      4.10     Litigation...................................................20
      4.11     Compliance With ERISA........................................20
      4.12     Taxes; Governmental Charges..................................20
      4.13     Titles, Etc..................................................20
      4.14     Defaults.....................................................21
      4.15     Casualties; Taking of Properties.............................21

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      4.16     Compliance With the Law......................................21
      4.17     No Material Misstatements....................................21
      4.18     Investment Borrower Act......................................21
      4.19     Public Utility Holding Borrower Act..........................21
      4.20     Subsidiaries.................................................22
      4.21     Environmental Matters..........................................
      4.22     SM/PACE, Inc.'s Sole Asset.....................................

5.    COVENANTS.............................................................22
      5.1      Certain Affirmative Covenants................................22
                  (a)      Maintenance.......................................22
                  (b)      Payment of Taxes and Claims, Etc..................22
                  (c)      Further Assurances................................22
                  (d)      Performance of Obligations........................23
                  (e)      Insurance.........................................23
                  (f)      Keeping of Books..................................23
                  (g)      Visitation, Inspection, Etc.......................23
                  (h)      Compliance With Laws, Etc.........................24
                  (i)      Environmental Matters.............................24
                  (j)      Additional Subsidiaries,
                             Corporate Restructuring........................24
                  (k)      Key-Man Policies...................................
                  (l)      Performance of Contracts.........................25
                  (m)      Subsidiary Contributions...........................
         5.2      Reporting Covenants.......................................25
                  (a)      Annual Financial Statements......................25
                  (b)      Quarterly Financial Statements...................26
                  (c)      Annual Budget....................................26
                  (d)      Compliance Certificate.
                  (e)      Auditors' No Default Certificate:
                             Management Letters.............................26
                  (f)      Notice of Certain Events.........................27
                  (g)      Shareholder Communications, Filings, Etc.........27
                  (h)      Litigation.......................................27
                  (i)      ERISA............................................27
                  (j)      Corporate Restructuring..........................28
                  (k)      Other Information................................28
         5.3      Financial Test Covenants..................................28
                  (a)      Fixed Charge Coverage Ratio......................28
                  (b)      Net Worth........................................28
                  (c)      Funded Debt Coverage Ratio.
                  (d)      Funded Debt to Cash Flow Ratio.
                  (e)      Current Ratio.......................................
                  (f)      Minimum Number of Subscribers.......................
         5.4      Certain Negative Covenants.................................29
                  (a)      Indebtedness......................................29
                  (b)      Liens.............................................29
                  (c)      Mergers, Etc......................................30
                  (d)      Use of Proceeds...................................31
                  (e)      Investments or Loans..............................31
                  (f)      Transactions With Affiliates......................31
                  (g)      Sales, Etc., of Assets............................31

                                      -ii-

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                                                                          ----

                  (h)      Nature of Business................................32
                  (i)      ERISA Compliance..................................32
                  (j)      Sale or Discount of Receivables...................32
                  (k)      Negative Pledge Agreements........................32
                  (l)      Preferred Stock...................................32
                  (m)      Environmental Matters.
                  (n)      InterBorrower Loans...............................32
                  (o)      Amphitheater Transactions.
                  (p)      Compensation........................................
                  (q)      Modifications to Amphitheater
                             Partnership Agreements.
                  (r)      No Additional Assets for SM/PACE, Inc...............

6.       EVENTS OF DEFAULT...................................................33
         6.1      Payments...................................................33
         6.2      Covenants Without Notice...................................33
         6.3      Other Covenants..............................................
         6.4      Other Loan Document Obligations............................33
         6.5      Representations............................................33
         6.6      Non-Payments of Other Indebtedness.........................34
         6.7      Defaults Under Other Agreements............................34
         6.8      bankruptcy.................................................34
         6.9      ERISA......................................................35
         6.10     Money Judgment.............................................35
         6.11     Loan Documents.............................................35
         6.12     Certain Capital Calls........................................
         6.13     Management...................................................
         6.14     Dividends....................................................

7.       THE AGENT.............................................................
         7.1      Appointment of Agent.........................................
         7.2      Nature of Duties of Agent....................................
         7.3      Lack of Reliance on the Agent................................
         7.4      Certain Rights of the Agent..................................
         7.5      Reliance by Agent............................................
         7.6      Indemnification of Agent.....................................
         7.7      The Agent in Its Individual Capacity.........................
         7.8      Holders of Note..............................................
         7.9      Successor Agent..............................................

8.       MISCELLANEOUS.......................................................36
         8.1      Notices....................................................36
         8.2      Amendments, Etc............................................36
         8.3      No Waiver; Remedies Cumulative.............................36
         8.4      Payment of Expenses, Indemnities, Etc......................37
         8.5      Right of Setoff............................................39
         8.6      Benefit of Agreement.......................................39
         8.7      Assignments and Participations.............................39
         8.8      Governing Law; Submission to Jurisdiction, Etc.............39
         8.9      Independent Nature of Lender' Rights.........................
         8.10     Invalidity.................................................40

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                                TABLE OF CONTENTS
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         8.11     Survival of Agreements.....................................40
         8.12     Renewal, Extension or Rearrangement........................40
         8.13     Interest...................................................41
         8.14     Headings Descriptive.......................................41
         8.15     Obligations of Lenders.....................................41
         8.16     Confidential Information.....................................
         8.17     Entire Agreement...........................................41
         8.18     Attachments................................................42
         8.19     Counterparts...............................................42
         8.20     Effectiveness; Survival of Indemnities.....................42
         8.21     Amendment and Restatement.

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 29th day of May, 1997, by and among MAGICWORKS ENTERTAINMENT INCORPORATED, a Delaware corporation ("MEI");TOURING ARTISTS GROUP, INC., a Florida corporation; TOURING ARTISTS GROUP, INC., an Ohio corporation; MAGICSPACE CORPORATION, a Florida corporation; DIAMOND BULLET MERCHANDISING, INC. , a Florida corporation; MAGIC PROMOTION, INC., an Ohio corporation; MAGICWORKS ENTERTAINMENT INTERNATIONAL, INC., a Florida corporation; PERFORMING ARTS MANAGEMENT OF NORTH MIAMI, INC., a Florida corporation; MAGIC CONCERTS PROMOTIONS, INC., a Florida corporation, and MAGICWORKS SPORTS MANAGEMENT, INC., a Florida corporation; (hereinafter, together with any entity which becomes a Borrower as required in Section 5.1 (j) herein, jointly, severally, collectively and individually, the "Borrower") and NATIONSBANK N.A. (SOUTH), a national banking association (hereinafter the "Lender").

                                   WITNESSETH

         WHEREAS, the Borrower has requested the Lender to provide to Borrower revolving credit loans in the aggregate amount of $5,000,000; and the Lender has agreed to such request upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the Borrower and the Lender agree as follows:

                          1. DEFINITIONS; CONSTRUCTION

          1.1      DEFINITIONS.

                  As used herein, "Borrower," and "Lender" shall have the meanings indicated above, and the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACQUISITION" shall mean the acquisition by Borrower of certain entities engaged in the live entertainment industry approved by Lender in writing in advance of said acquisition as required in Section 5.4 (c).

                  "ADVANCE NOTICE" shall mean written notice (or telephonic notice promptly confirmed by telecopy or otherwise in writing), which in each case shall be irrevocable, from the Borrower to be received by the Lender before 11:00 a.m. (Miami, Florida time), by the number of Business Days in advance of any borrowing of any Loan pursuant to this Agreement.

                  "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented or modified from time to time.

         "APPLICATION" shall mean the Lender's standard printed form of Standby Letter of Credit Application and Agreement, or similar instruments or agreements, now or hereafter entered into between the Borrower and the Lender in connection with any Letter of Credit now or hereafter issued or to be issued.

         "BANKRUPTCY CODE" shall have the meaning provided in Section 6.7.

         "BORROWING" shall mean a borrowing pursuant to a Borrowing Request.

         "BORROWING REQUEST" shall mean a request for a Borrowing pursuant to
Section 2.4, substantially in the form attached as Exhibit A.

         "BUSINESS DAY" shall mean any day, excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Miami, Florida.

         "CAPITAL EXPENDITURES" shall mean an expenditure by a Person which is or is required to be capitalized on its balance sheet for financial reporting purposes in accordance with GAAP, including, without limitation, the incurrence by such Person of any Capitalized Lease Obligations, excluding any expenditures paid for with insurance proceeds.

         "CAPITAL LEASE" shall mean any lease of Property which, in accordance with GAAP, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should, in accordance with GAAP, be disclosed in a note to such balance sheet.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" shall mean, the obligation of Lender to make Loans to the Borrower or issue Letters of Credit on behalf of Borrower under Section 2.1(b), up to the maximum principal amount outstanding at any time of Five Million Dollars ($5,000,000.00).

         "CONSOLIDATED" refers to the consolidation of financial statements in accordance with GAAP.

         "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "DISQUALIFIED STOCK" shall mean any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to any sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to, the Final Maturity Date.

         "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean Borrowers' Consolidated earnings before interest expense, depreciation, taxes, and amortization (with the exception of the amortization of pre-production costs ).

         "EFFECTIVE DATE" shall have the meaning provided in Section 7.18.

         "ENVIRONMENTAL LAWS" shall mean any and all laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located, establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Borrower would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

         "ERISA TERMINATION EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "EVENT OF DEFAULT" shall have the meaning provided in Article 6 herein.

         "FINAL MATURITY DATE" shall mean May 31, 1998.

         "FINANCIAL STATEMENTS" shall mean the Consolidated financial statement or statements of the Borrower described or referred to in Section 4.7(a) herein.

         "FUNDED INDEBTEDNESS" shall mean, without duplication and with respect to the Borrower on a Consolidated basis, all Indebtedness for borrowed money, any Capital Lease obligations and any written guarantee with respect to Funded Indebtedness of another Person.

         "GAAP" shall mean generally accepted accounting principles.

         "GOVERNMENTAL AUTHORITY" shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Borrower or any of its Property or any Subsidiary or any of such Subsidiary's Property.

         "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

         "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Lender Indebtedness, as the case may be, under the laws of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or laws of the United States of America applicable to the Lender and the Transactions which would permit the Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such other jurisdiction's laws.

         "INDEBTEDNESS" of any Person shall mean:

                   (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services rendered, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments (provided, however, Indebtedness shall not include accounts payable from time to time incurred in the ordinary course of business by such Person and which are not in excess of 90 days past the invoice or billing date, or, if greater than 90 days, are being contested in good faith by such Person);

                   (b)      Capital Lease obligations;

                   (c) all guarantees (direct and indirect), all contingent reimbursement obligations under undrawn letters of credit (not cash collateralized) and other contingent obligations of such Person under GAAP in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and

                  (d) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not the holder of such Lien has recourse to such Person.

                   "INITIAL FUNDING DATE" shall mean the date on which the initial Loan is made or the initial Letter of Credit is issued.

                  "LENDER INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Borrower to the Lender with respect to or in connection with the Loans, any Letter of Credit Liabilities, the Note, this Agreement, or any Security Instrument.

                  "LENDING OFFICE" shall mean the office specified opposite Lender's name on the signature pages hereof, or such other office as Lender may designate in writing from time to time to the Borrower.

                  "LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of any issued and outstanding Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations which are at the time due and payable and unpaid in respect of previous drawings made under such Letter of Credit.

                  "LETTER(S) OF CREDIT" shall have the meaning provided in
Section 2.3(a).

                  "LIABILITIES" shall mean, at the time any determination thereof is to be made, the aggregate amount of all liabilities of a Person determined in accordance with GAAP including, without limitation, contingent liabilities under GAAP and any obligation of such Person to reimburse amounts outstanding under any letters of credit or under other similar facilities.

                  "LIBOR RATE" means the fluctuating rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the thirty (30) day London interbank offered rate for deposits in Dollars. If, for any reason, such rate is not available, the term "LIBOR" shall mean the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the thirty (30) day London interbank offered rate for deposits in Dollars; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all rates. The term "Telerate Page 3750" means the British Bankers Association Libor Rates (determined at 11:00 a.m. London, England time) that are published by Dow Jones Telerate, Inc.

                  "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, charge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower or any Subsidiary of the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  "LOAN" shall have the meaning provided in subsection 2.1(a).

                  "LOAN DOCUMENTS" shall mean this Agreement, the Note, any Letters of Credit, the Applications and the Security Instruments.

                  "MARGIN STOCK" shall have the meaning provided in Regulation U.

                  "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs, circumstances or prospects of the Borrower on a Consolidated basis from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower on a Consolidated basis to carry out its business as at the date of this Agreement, or as at the date of this Agreement proposed to be conducted, or meet its obligations under the Loan Documents on a timely basis.

                  "NET WORTH" shall mean (i) the aggregate amount of assets shown on the Consolidated balance sheet of Borrower at any particular date, less
(ii) all Liabilities of Borrower at such date; all as shown on the Consolidated balance sheet of Borrower.

                  "NOTE" shall mean the promissory note of the Borrower described in Section 2.2 payable to Lender and being substantially in the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to Lender resulting from Loans made by Lender.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PERSON" shall mean any individual, partnership, firm, corporation (including, but not limited to the Borrower), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

                  "PLAN" shall mean any multi-employer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement, was maintained, for employees of the Borrower or an ERISA Affiliate.

                  "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "QUARTERLY DATES" shall mean the last day of each March, June, September and December.

                  "REGULATION D" and "REGULATION U" shall mean Regulation D and Regulation U, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                  "REIMBURSEMENT OBLIGATIONS" shall mean, at any date, the obligations of the Borrower then outstanding in respect of the Letters of Credit, to reimburse the Lender for the amount in respect of any drawings under such Letters of Credit.

                  "RESPONSIBLE OFFICER" shall mean: (i) with respect to any corporation, the chairman of the board, the president, any executive vice president, the vice president of finance, the chief executive officer, the chief operating officer or the treasurer of such corporation; and (ii) with respect to any partnership, the general partner or Responsible Officer of any corporate general partner.

                  "TERMINATION DATE" shall mean, unless the Commitment is sooner terminated pursuant to Article 6 hereof, the Final Maturity Date.

                  "ROLLING PERIOD" shall mean for any fiscal quarter ending on a Quarterly Date, such quarter and the three preceding fiscal quarters.

                  "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

                  "SECURITY INSTRUMENTS" shall mean the guarantees, agreements or instruments described or referred to in Section 3.1(d) and any and all other guarantees, agreements or instruments now or hereafter executed and delivered by the Borrower, any Subsidiary or any other Person (other than participation, agency or similar agreements between Lender and any other bank or creditor with respect to any indebtedness or obligations of the Borrower hereunder) in connection with, or as security for the payment or performance of, the Note or this Agreement, as such guarantees, agreements or instruments may be amended or supplemented from time to time.

                  "SENIOR FUNDED DEBT" shall mean all Indebtedness outstanding under: (i) the Commitment; (ii) those certain senior convertible notes of Borrower existing as of the date hereof and set forth in the Financial Statements; (iii) those certain term loans of Borrower approximating $1,295,000.00 and set forth in the Financial Statements; and (iv) all other Indebtedness of Borrower upon which principal and/or interest is required to be paid.

                  "SUBSIDIARY" shall mean a corporation. partnership or limited liability company in which any Borrower has an ownership interest and which is not required to be a Borrower in accordance with Section 5.1 (j) herein.

                  "TAXES" shall have the meaning provided in Section 2.21(a) herein.

                  "TRANSACTIONS" shall mean the transactions provided for in and contemplated by the Loan Documents.

                  "VOTING STOCK" shall mean capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors (or persons performing similar functions) of such corporation (irrespective of whether or not at any relevant time, stock of any class or classes of such corporation shall have or might have special voting power or rights by reason of the happening of any contingency or other extraordinary event).

          1.2      ACCOUNTING TERMS AND DETERMINATIONS.

                  Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP applied on a basis consistent with the Financial Statements.

          1.3      OTHER DEFINITIONAL TERMS.

                  The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit, annex and like references are to this Agreement unless otherwise specified.

                          2. AMOUNT AND TERMS OF LOANS

          2.1      COMMITMENT AND LOANS.

                   (a)      LOANS.

                           Subject to and upon the terms and conditions herein
set forth, Lender agrees from time to time and at any time prior to the Termination Date, to make revolving credit loans (each a "Loan") to the Borrower.

                   (b)      COMMITMENT.

                           The Loans made pursuant hereto by Lender shall not
exceed in the aggregate the principal amount outstanding of Five Million Dollars ($5,000,000.00); provided, however, that the aggregate principal amount of all Loans by the Lender at any one time outstanding plus the aggregate amount of all Letter of Credit Liabilities at such time outstanding with respect to Letters of Credit issued pursuant to Section 2.3(a) shall not exceed the Commitment, as limited in accordance with Section 2.11 herein. Within the foregoing limits and subject to the conditions set out in Article 3, the Borrower may obtain Borrowings of Loans, repay or prepay such Loans and re-borrow such Loans.

                   (c)      AMOUNTS OF BORROWINGS, ETC.

                            The aggregate principal amount of each Loan shall
be in integral multiples of $100,000 in excess thereof.

          2.2      NOTE.

                            The Borrower's obligation to pay the principal of,
and interest on, the Loans made by Lender shall be further evidenced by the Borrower's issuance, execution and delivery of a Revolving Credit Note payable to the order of Lender in the amount of the Commitment and dated as of the date of issuance of such Note. The principal amount of the Note shall be payable on or before the Termination Date.

          2.3      LETTERS OF CREDIT.

                   (a)      LETTERS OF CREDIT.

                           Subject to the terms and conditions hereof, the
Borrower shall have the right, in addition to Loans provided for in Section 2.1, to utilize the Commitment from time to time prior to the Termination Date by obtaining the issuance of letters of credit, in an amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate, for the account of the Borrower by the Lender if the Borrower shall so request in the notice referred to in subsection 2.3(b)(i) (such letters of credit being collectively referred to as the "Letters of Credit"). No Letter of Credit shall have an expiry date later than twelve (12) months from date of issuance and in any event shall not have an expiry date after the Final Maturity Date. Any such Letter of Credit having an expiry date after the Final Maturity Date shall be cash-secured by the Borrower in form and substance satisfactory to Lender at least ten (10) days prior to the Final Maturity Date. No Letter of Credit may be issued if after giving effect thereto, the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the aggregate Letter of Credit Liabilities would exceed the unused Commitment available at such time. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment shall be deemed to be utilized for all purposes hereof in an amount equal to the amount of the Letter of Credit Liabilities related to such Letter of Credit.

                   (b)      The following additional provisions shall apply to
                             each Letter of Credit:

                            (i)      The Borrower shall give the Lender at
least two (2) Business Days' prior notice (effective upon receipt), or such shorter period as may be agreed to by the Lender, specifying the date such Letter of Credit is to be issued (which shall be a Business Day) and describing:
(A) the requested face amount of the Letter of Credit, (B) the expiration date of the Letter of Credit, (C) the name and address of the beneficiary, (D) information concerning the transaction proposed to be supported by such Letter of Credit as the Lender may reasonably request, (E) such other information and documents relating to the Letter of Credit as the Lender may reasonably request, and (F) a precise description of documents and the verbatim text of any certificate to be presented by the beneficiary, which, if presented prior to the expiry date of the

Letter of Credit, would require the Lender to make payment under the Letter of Credit; provided that Lender in its reasonable judgment, may require reasonable changes in such documents and certificates; and PROVIDED FURTHER that the Lender shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the third Business Day following receipt by Lender of such documents and certificates.

                            (ii)     The issuance by the Lender of each Letter
of Credit shall, in addition to the conditions precedent set forth in this
Section 2.3 and in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Lender and that the Borrower shall have executed and delivered an Application with regard to each such Letter of Credit and such other instruments and agreements relating to such Letter of Credit as the Lender shall have reasonably requested. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control.

                            (iii)    Upon receipt from the beneficiary of any
Letter of Credit of any demand for payment thereunder, the Lender shall promptly notify the Borrower of such demand (provided that the failure of Lender to give such notice shall not affect the reimbursement obligations of the Borrower hereunder or under an Application) and the Borrower shall reimburse the Lender for any amount paid by the Lender upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing. Unless prior to 11:00 a.m. (Miami time) on the date of such drawing the Borrower shall have either notified the Lender that the Borrower intends to reimburse the Lender for the amount of such drawing with funds other than the proceeds of a Loan or delivered to the Lender a Borrowing Request for Loans in an amount equal to such drawing, the Borrower will be deemed to have given a Borrowing Request to the Lender requesting that the Lender make Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing. Such Loans shall be subject to satisfaction of the conditions in Article 3 and to existence of unused Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability).

                   (c)      AMENDMENTS TO LETTERS OF CREDIT.

                           The Borrower, and the Lender agree that the terms
and provisions of this Agreement shall be applicable to any amendment, modification or supplement hereafter made to any Letter of Credit.

          2.4      NOTICE OF BORROWING.

                   (a)      BORROWING REQUESTS.

                           Whenever the Borrower desires to make an additional
Borrowing hereunder, it shall give Advance Notice in the form of a Borrowing Request, specifying, subject to the provisions hereof, (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, and (ii) the date of Borrowing (which shall be a Business Day).

          2.5      DISBURSEMENT OF FUNDS.

                   (a)      AVAILABILITY.

                           The Lender will make available to the Borrower at
the Lending Office the aggregate of the amount of Loans requested by Borrower. To the extent that Reimbursement Obligations are due and owing on the date of a requested Borrowing of Loans, the Lender shall apply the proceeds of the Loans then being made, to the extent thereof, to the repayment of such maturing Reimbursement Obligations, such Loans and repayments are intended to be a contemporaneous exchange.

          2.6      INTEREST.

                   In all cases subject to Section 7.12:

                   (a)      LOANS.

                           The Borrower agrees to pay interest in respect of
the unpaid principal amount of each Loan from the date thereof until payment in full thereof at a rate per annum equal to, for any day, two hundred fifty (250) basis points in excess of the LIBOR Rate in effect on such day , but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the LIBOR Rate due to a change in the LIBOR Rate shall be effective on the effective date of such change in the LIBOR Rate.

                   (b)      DEFAULT INTEREST.

                           Upon the occurrence and during the continuance of an
Event of Default specified in Article 6, principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other amounts then due and payable hereunder shall bear interest for each day at a rate per annum equal to the Highest Lawful Rate.

                   (c)      PAYMENT.

                           Interest on each Loan shall accrue from and
including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Loan shall be due and payable on the fifth (5th) day of each month, commencing on the fifth (5th) day of the first (1st) month following the Borrowing of a Loan, continuing monthly thereafter, and at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          2.7      FEES.

                   (a)      COMMITMENT FEE.

                           The Borrower has heretofore paid to Lender a fully
earned and non-refundable commitment fee equal to Fifty Thousand Dollars ($50,000.00) in connection with the Commitment under this Agreement.

                   (b)      UNUSED FEE.

                           The Borrower shall pay to Lender a fee for the
period commencing on the date of this Agreement to and including the Termination Date computed at a rate equal to twenty-five (25) basis points per annum multiplied by the average daily unused portion of the Commitment for the immediately preceding calendar quarter, payable in arrears within fifteen (15) days of the end of each calendar quarter, commencing on the first of such date to occur after the date of this Agreement.

                   (c)      LETTERS OF CREDIT.

                           As a condition precedent to the issuance of any
Letter of Credit, the Borrower will pay to the Lender an issuance fee equal to one percent (1%) per annum of the face amount of the Letter of Credit to be issued. The Borrower shall pay to the Lender with respect to any amendment or transfer of any Letter of Credit and for each drawing made thereunder, documentary and processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of such amendment, transfer or drawing, as the case may be.

          2.8      PAYMENTS.

                   (a)      WITHOUT SETOFF, ETC.

                           Except as otherwise specifically provided herein,
all payments under the Note and this Agreement shall be made without defense, set-off or counterclaim to the Lender not later than 2:00 p.m. (Miami time) on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Lender's Office.

                   (b)      NON-BUSINESS DAYS.

                           Whenever any payment to be made hereunder or under
the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall, subject to Section 2.7, be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                   (c)      COMPUTATIONS.

                           All computations of interest shall be made on the
basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.

          2.9      INCREASED COSTS.

                   (a)      EURODOLLAR REGULATIONS ETC.

                           If, by reason of (x) after the date hereof, the
introduction of or any change (including but not limited to any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                            (i)      Lender (or its Lending Office) shall be
subject to any tax, duty or other charge with respect to its Loans or its obligation to make Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of Lender or its Lending Office imposed by the jurisdiction in which Lender's principal executive office or Lending Office is located); or

                            (ii)     any reserve (including but not limited to
any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender's Lending Office either shall be imposed or deemed applicable to its Loans or its obligation to make Loans or shall be imposed on any Lender or its Lending Office or the Interbank eurodollar market;

and as a result thereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Loans (except to the extent already included in the determination of the LIBOR Rate), or there shall be a reduction in the amount received or receivable by such Lender or its Lending Office, then the Borrower shall from time to time, upon written notice from and demand by Lender, pay to the Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify or compensate Lender against such increased cost. A certificate as to the amount of such increased cost, together with an explanation of the rationale therefor and computation thereof shall be submitted to the Borrower by the Lender, and shall, except for manifest error, be final, conclusive and binding for all purposes.

                   (b)      COSTS.

                            (i)      If Lender shall advise the Borrower that
at any time, because of the circumstances described in clauses (x) or (y) in
Section 2.9(a) or any other circumstances arising after the Effective Date affecting Lender or the Interbank eurodollar market or such Lender's position in such market, the LIBOR, will not adequately and fairly reflect the cost to such Lender of funding its Loans, then, and in any such event the Lender shall make available to Borrower an alternative rate of interest comparable to the interest rate based upon LIBOR set forth in Section 2.6 (a) hereinabove.

                   (c)      CAPITAL ADEQUACY.

                           Without limiting the foregoing, in the event that
Lender shall have determined that the adoption of any law, treaty, governmental or quasi-governmental rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central Lender or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by Lender (including, without limitation, with respect to the Commitment), then the Borrower from time to time upon demand from Lender, pay to the Lender, additional amounts sufficient to compensate Lender for the cost of such additional required capital. A certificate as to the amount of such cost, together with an explanation of the rationale therefor and computation thereof submitted to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

          2.10     TAXES.

                   (a)      TAXES.

                           The Borrower agrees to pay any present or future
stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder to Lender or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, or any other Loan Document (hereinafter referred to as "Taxes").

                   (b)      INDEMNIFICATION.

                           The Borrower will indemnify Lender, for the full
 amount of Taxes paid by Lender as the
case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within 30 days after the date Lender, makes written demand therefor. Lender agrees to cooperate with Borrower if Borrower contests that the Taxes were correctly or legally asserted and/or assessed. If Lender, receives a refund or credit in respect of any Taxes for which Lender, has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund or credit and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Borrower without interest (but with any interests so refunded or credited), provided that the Borrower, upon the request of Lender, agrees to return such refund or credit (plus penalties, interest or other charges) to Lender, in the event Lender is required to repay such refund or credit.

                   (c)      RECEIPTS.

                           Within 30 days after the date of any payment of
Taxes withheld by the Borrower in respect of any payment to Lender, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

                   (d)      SURVIVAL.

                           Without prejudice to the survival of any other
agreement contained herein, the agreements and obligations contained in this
Section 2.10 shall survive the payment in full of principal and interest hereunder.

          2.11     AVAILABILITY.

                           Loans under the Commitment shall be subject to a
borrowing base calculated in accordance with the following: The aggregate amount of Loans shall not exceed an amount which would cause the Debt-Earnings Ratio to exceed 3.0 to 1.0. As used herein, "Debt-Earnings Ratio" shall be defined as the ratio derived by comparing: (i) the amount of Senior Funded Debt; to (ii) the sum of Borrower's EBITDA for the Rolling Period plus, in the event of an Acquisition, the acquired company's EBITDA for the Rolling Period, adjusted for any nonrecurring related party and other expenses (such nonrecurring related party and other expenses to be reasonably determined by Lender or in accordance with GAAP). In the event the Debt-Earnings Ratio exceeds 3.0 to 1.0 at any time, Borrower shall immediately repay to Lender the amount of Loans under the Commitment which causes the Debt-Earnings Ratio to exceed 3.0 to 1.0, with failure to do so constituting an Event of Default under this Agreement.

                           3. CONDITIONS TO BORROWINGS

         The obligation of Lender to make a Loan or to issue a Letter of Credit hereunder is subject to the satisfaction of the following conditions:

          3.1      CONDITIONS PRECEDENT TO INITIAL LOAN.

                  At the time of the making by Lender of its initial Loans hereunder or the issuance of the initial Letter of Credit, all obligations of the Borrower hereunder to Lender incurred prior to such initial Loan or Letter of Credit (including but not limited to the Borrower's obligation to (i) pay the fees to the Lender pursuant to Section 2.7; and (ii) reimburse the fees and disbursements of counsel to the Lender) shall have been paid in full, and the Lender shall have received the following, each dated as of the Effective Date, in form and substance reasonably satisfactory to the Lender with an original thereof for the Lender:

                   (a)      NOTE.

                           A duly completed and executed Revolving Credit Note
payable to the order of Lender.

                   (b)      Resolutions and Incumbency Certificates.

                            (i)      certified copies of the resolutions of the
Board of Directors of each Borrower approving, as appropriate, the Loans, the Note, this Agreement, the Security Instruments and all other documents, if any, to which each Borrower is a party evidencing corporate authorization with respect to such documents;

                            (ii)     a certificate of the corporate secretary
of the Borrower certifying (i) the name, title and true signature of each officer of such Person authorized to execute the Note, this Agreement, and the Security Instruments to which it is a party, and (ii) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Borrower, as amended to date, and a recent good-standing certificate;

                            (iii)    a partnership certificate of each Borrower
that is a partnership, approving, as appropriate, the Loans, the Note, this Agreement, the Security Instruments and all other documents, if any, to which said Borrower is a party evidencing partnership authorization with respect to such documents; and

                            (iv)     a certificate of partnership of each
Borrower that is a partnership, certifying (i) the name and true signature of each partner authorized to execute any Loan Document to which it is a party; and
(ii) that attached thereto is a true and complete copy of the partnership agreement of each such Borrower , as amended to date, together with a certificate of good standing for any such partnership that is a limited partnership.

                   (c)      OPINION OF COUNSEL.

                           An opinion of counsel to the Borrower  addressed to
the Lender and covering such matters as the Lender may reasonably request.

                   (d)      THE SECURITY INSTRUMENTS.

                            (i)      a Security Agreement executed by each
Borrower in favor of the Lender granting to Lender a first priority security interest in all accounts receivable, inventory, equipment, documents, instruments, chattel paper, general intangibles, production rights and other related property of such Borrower;

                            (ii)     a pledge agreement executed by MEI in
favor of Lender pledging to Lender a first priority perfected security interest in 100% of the stock owned by "MEI" in all of its subsidiaries, now owned or hereafter acquired;

                            (iii)    a collateral assignment of partnership
interest or membership interest, executed by each Borrower owning a partnership interest or membership interest in any partnership, joint venture or limited liability company, as appropriate, in favor of Lender, assigning to Lender its interest in said partnership interest or membership interest;

                            (iv)     financing statements, as appropriate, to
perfect the security interests created by the security agreements delivered under the three preceding subparagraphs; and

                            (v)      stock certificates and corresponding stock
powers to perfect the security interests created by the instrument delivered under subparagraph (ii) above.

                   (e)      FILINGS.

                           The Security Instruments mentioned in Section
3.1(d)(iv), or other notices related thereto if necessary or appropriate, shall have been duly delivered by Lender to the appropriate offices for filing or recording.

                   (f)      COMPLIANCE CERTIFICATE.

                           Compliance certificate in form and content acceptable
to Lender dated as of the Initial Funding (but with all calculations therein based on the December 31, 1996 financial statements) reflecting that no Default or Event of Default has occurred and is continuing, and no event has occurred resulting in a Material Adverse Effect.

                   (g)      REQUIRED APPROVALS AND CONSENTS.

                           Evidence reasonably satisfactory to the Lender that
the Borrower has received all documents, approvals and consents required in connection with this Agreement.

                   (h)      OTHER CONTRACTS AND AGREEMENTS.

                           All material contracts, existing debt agreements and
joint venture and partnership agreements to which any Borrower or any of its Subsidiaries (which are controlled by Borrower) is a party.

                   (i)      INSURANCE.

                           Evidence that all of Borrower's insurable properties
are insured as required in Section 5.1(e) of this Agreement.

                   (j)      MISCELLANEOUS.

                           Such other documents or conditions precedent which
the Lender may reasonably have requested or require in its sole discretion.

          3.2      CONDITIONS PRECEDENT TO EACH LOAN.

                  At the time of the making by Lender of each Loan, including the initial Loan (before as well as after giving effect to such Loan and to the proposed use of the proceeds thereof) and the issuance by the Lender of each Letter of Credit (before as well as after giving effect to such issuance):

                   (a)      there shall exist no Default or Event of Default;

                   (b) all representations and warranties contained herein shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such Loan; and

                   (c) the Lender shall have received such other documents or legal opinions that Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender.

Each Borrowing Request and the acceptance by the Borrower of the proceeds thereof or request for continuation or conversion of a Borrowing shall constitute a representation and warranty by the Borrower, as of the date of the Loan comprising such Borrowing, that the conditions specified in subsections (a) and (b) of this Section 3.2 have been satisfied.

                        4. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that, to its best knowledge (which representations and warranties will survive the delivery of the Note) that:

          4.1      CORPORATE EXISTENCE.

                   Each Borrower is a corporation, partnership, or limited liability company, as the case may be, duly organized, legally existing and in good standing under the laws of the jurisdictions in which they are incorporated and are duly qualified to conduct business in all jurisdictions wherein business is conducted except where the failure to qualify to conduct business would not result in a Material Adverse Effect.

          4.2      CORPORATE/PARTNERSHIP POWER AND AUTHORIZATION.

                  Each Borrower is authorized and empowered to create and issue the Note, each Borrower is duly authorized and empowered to execute, deliver and perform this Agreement and the Security Instruments, to which they, respectively, are parties; and all corporate, partnership or company action on the Borrower's part, requisite for the due creation and issuance of the Note and on the Borrower's part requisite for the due execution, delivery and performance of this Agreement and the Security Instruments, to which any Borrower , are parties, has been duly and effectively taken.

          4.3      BINDING OBLIGATIONS.

                  This Agreement does, and the Note and Security Instruments to which the Borrower is a party upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms (except that enforcement may be subject to (i) any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and (ii) general principles in equity regardless of whether such enforcement is sought in a proceeding in equity or at law).

          4.4      NO LEGAL BAR OR RESULTANT LIEN.

                  The Note and the Security Instruments, including this Agreement, to which the Borrower is a party do not and will not violate or create a default under any provisions of the articles of incorporation, bylaws, or partnership agreement of the Borrower , or any material contract, agreement, instrument or Governmental Requirement to which the Borrower is subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower other than those permitted by this Agreement.

          4.5      NO CONSENT.

                  The Borrower's issuance, execution, delivery and performance of the Note, this Agreement and the Security Instruments to which the Borrower is a party do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority.

          4.6      USE OF PROCEEDS.

                  The proceeds of the Loans will be used only for: (i) the working capital needs of Borrower; (ii) the financing of Acquisitions; and (iii) the issuance of Letters of Credit. No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock.

          4.7      FINANCIAL INFORMATION.

                   (a) The Consolidated balance sheet of the Borrower as at December 31, 1996 and the related Consolidated statements of operations, shareholders' equity and cash flows for the 12-month period then ended, including in each case the related schedules and notes, reported on by Arthur Andersen, true copies of which have been previously delivered to Lender are complete and correct and fairly present the Consolidated financial position of the Borrower as at the date thereof and the Consolidated results of operations and changes in cash flows for such period, in accordance with GAAP applied on a consistent basis.

                   (b) The unaudited Consolidated balance sheet of the Borrower as at March 31, 1997, and the related unaudited Consolidated statements of operations, shareholders' equity and cash flows for the three (3) month period then ended, certified by a Responsible Officer of the Borrower, true copies, of which have been previously delivered to the Lender, are complete and correct and fairly present the Consolidated financial position of the Borrower as at the date thereof and the Consolidated results of operations and changes in cash flows for such period in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, subject only to normal year-end audit adjustments.

                   (c) Since March 31, 1997, there has been no Material Adverse Effect upon the business, financial condition, results of operations or prospects of the Borrower either in any case or in the aggregate.

          4.8      INVESTMENTS AND GUARANTEES.

                  At the date of this Agreement, the Borrower has not made investments (other than investments in Subsidiaries of the Borrower) in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements or disclosed to the Lender in Schedule 4.8.

          4.9      LIABILITIES.

                  Except for liabilities incurred in the ordinary course of business, Borrower has not incurred any material (individually or in the aggregate) liabilities, direct or contingent (including but not limited to liability with respect to any Plan) except as disclosed or referred to in the Financial Statements or in Schedule 4.9. After repayment by use of proceeds from the Loans on the Effective Date, the Borrower has no Indebtedness other than Indebtedness disclosed in Schedule 4.9.

          4.10     LITIGATION.

                  Except as discussed in Schedule 4.10, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any material Property thereof before any court or arbitrator or any governmental or administrative body, agency or official (i) which challenges the validity of this Agreement, the Note or any of the Security Instruments or the attachment, perfection or priority of any Security Instrument or the Liens to be created thereunder; or (ii) which, if adversely determined, would have a Material Adverse Effect.

          4.11     COMPLIANCE WITH ERISA.

                  Each Plan is in substantial compliance with ERISA, no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 or
Section 418(B) of the Code, no proceedings have been instituted to terminate any Plan, and except as disclosed in Schedule 4.11, Borrower nor an ERISA Affiliate has incurred any material liability to or on account of a Plan under ERISA, and except as disclosed in Schedule 4.11, no condition exists which presents a material risk to the Borrower of incurring such a liability.

          4.12     TAXES; GOVERNMENTAL CHARGES.

                  The Borrower has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof.

          4.13     TITLES, ETC.

                  The Borrower has good title to their respective material (individually or in the aggregate) Properties, free and clear of all Liens except (i) Liens referred to in the Financial

Statements, (ii) Liens disclosed to the Lender in Schedule 5.4(b), or (iii) Liens otherwise permitted or contemplated by this Agreement or the Security Instruments.

          4.14     DEFAULTS.

                  Neither the Borrower nor to the best knowledge of Borrower, any Subsidiary is in default (with respect to a Subsidiary which default would have a Material Adverse Effect), nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Borrower or to the best knowledge of Borrower, any Subsidiary, or under any material agreement or instrument to which the Borrower or to the best knowledge of Borrower, any Subsidiary is a party or by which the Borrower or any Subsidiary of the Borrower is bound. No Default hereunder has occurred and is continuing.

          4.15     CASUALTIES; TAKING OF PROPERTIES.

                  Since the date of the Financial Statements, neither the business nor the Properties of the Borrower have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

          4.16     COMPLIANCE WITH THE LAW.

                  The Borrower (i) is not in violation of any Governmental Requirement or (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business; (with the exception of those which would not result in a Material Adverse Effect).

          4.17     NO MATERIAL MISSTATEMENTS.

                  No information, exhibit, schedule, or report furnished to the Lender by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

          4.18     INVESTMENT BORROWER ACT.

                  The Borrower is not an "investment company" or a Borrower "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          4.19     PUBLIC UTILITY HOLDING BORROWER ACT.

                  The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a

"holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.20     SUBSIDIARIES.

                  As of the Effective Date, the Borrower has no Subsidiaries, which have any material operations, except those shown in Schedule 4.20, which exhibit is complete and accurate. As of the Effective Date, the Borrower owns, legally and beneficially, the percentage shown for such Subsidiary of all Voting Stock, partnership interest or membership interest of such Subsidiaries listed in such Schedule.

                                  5. COVENANTS

          5.1      CERTAIN AFFIRMATIVE COVENANTS.

                  So long as Lender has any Commitment hereunder or any part of the Lender Indebtedness shall remain unpaid, the Borrower will at all times comply with the following covenants:

                   (a)      MAINTENANCE.

                           The Borrower will (i) except as permitted by
Section 5.4(c) and Section 6.12, preserve and maintain its corporate or partnership existence, as the case may be, rights, franchises, licenses, and permits; (ii) observe and comply in all material respects with all Governmental Requirements; and (iii) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

                   (b)      PAYMENT OF TAXES AND CLAIMS, ETC.

                           The Borrower will pay (i) all taxes, charges, Liens
and assessments and governmental charges properly imposed upon it or upon its Property, and (ii) all claims (including but not limited to claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has established adequate reserves in accordance with GAAP with respect thereto.

                   (c)      FURTHER ASSURANCES.

                           The Borrower will  cure promptly any defects in the
creation and issuance of the Note and the execution and delivery of the Security Instruments, including this Agreement. The Borrower at its expense will promptly execute and deliver to the Lender, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Security Instruments,
                                      -22-
including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

                   (d)      PERFORMANCE OF OBLIGATIONS.

                           The Borrower will pay the Note according to the
reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified, to take such action with respect to their obligations to be performed and discharged under the Security Instruments to which they respectively are parties.

                   (e)      INSURANCE.

                           The Borrower maintains or causes to be maintained
with financially sound and reputable insurers insurance with respect to its Properties and business against such liabilities, casualties, risks, losses, damages and contingencies of the kinds customarily insured against by reputable Persons in the same or similar business, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for Persons engaged in the same or similar businesses and similarly situated. Upon request of the Lender, the Borrower will furnish or cause to be furnished to the Lender from time to time a summary of the insurance coverage of the Borrower in form and substance satisfactory to the Lender in its sole discretion and if requested will furnish the Lender copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to any Properties of the Borrower, the proceeds of such policies shall be used (i) to repair or replace the damaged Property, or (ii) to prepay the Lender Indebtedness. Each insurance policy maintained by the Borrower pursuant to this Section shall include a provision that the insurer will provide the Lender with thirty (30) days notice prior to the termination or expiration of such policy. With respect to all insurance policies maintained by Borrower covering any of the collateral which is the subject matter of the Security Instruments, said policies shall name the Lender "Loss Payee" and shall grant Lender at least thirty (30) days notice of intended policy cancellation, non-renewal or material modification.

                   (f)      KEEPING OF BOOKS.

                           The Borrower will keep proper books of record and
account in which full, true and correct entries will be made of all financial or business dealings or transactions in relation to their respective business and activities.

                   (g)      VISITATION, INSPECTION, ETC.

                           The Borrower will permit and will cause each of its
Subsidiaries in which it has control to permit any officer, employee, agent or other representative of the Lender to visit and inspect any of the Properties of the Borrower or any of its Subsidiaries in which it has control, examine the Borrower's or any such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower or any such Subsidiary with the Borrower's or such Subsidiary's officers, accountants and auditors (and the Borrower will use its best efforts to cause its independent accountants and auditors to meet and discuss with any such Person such affairs, finances and accounts), all at such reasonable times and as often as the Lender may desire.

                   (h)      COMPLIANCE WITH LAWS, ETC.

                           The Borrower will comply, and will cause each of its
Subsidiaries in which it has control to comply, in all material respects, with all applicable Governmental Requirements.

                   (i)      ENVIRONMENTAL MATTERS.

                           The Borrower shall maintain and operate its
Properties, and shall cause its Subsidiaries to maintain and operate their Properties, in compliance with all Environmental Laws, including any permits, licenses and similar authorizations required pursuant to Environmental Laws, and the Borrower will establish and implement such procedures as may be necessary to continuously determine and assure that no release or threatened release of any oil, hazardous substance or solid waste occurs in violation of Environmental Laws.

                   (j)      ADDITIONAL BORROWERS, CORPORATE RESTRUCTURING.

                           If the Borrower forms, incorporates or acquires any
Person and thereby creates (i) a new corporation in which a majority of the outstanding shares of Voting Stock of such corporation are owned by a Borrower (a "Borrower Corporation"); (ii) a new partnership in which a majority of the partnership interest therein is owned by a Borrower (a "Borrower Partnership");
(iii) a new limited liability company in which a majority of the membership interest therein is owned by a Borrower (a "Borrower LLC"), or (iv) a new partnership in which any partnership interest therein is owned by a Borrower or takes any action permitted by Section 5.4(c), then the Borrower will take all of the action(s) specified below which are applicable:

                            (i)      Any Borrower Corporation, Borrower
Partnership or Borrower LLC, as set forth hereinabove, shall become a Borrower and shall execute a promissory note in favor of Lender with respect to the Lender Indebtedness, in the same form as the Note, together with an amendment to this Agreement, in form and content acceptable to Lender, adding such corporation, partnership or limited liability company as a Borrower under this Agreement;

                            (ii)     Borrower will execute a pledge agreement,
in the same form as the pledge agreement executed and delivered to Lender by MEI, pledging to Lender a first priority perfected security interest in 100% of the stock owned by any Borrower in any Borrower Corporation to secure the Lender Indebtedness;

                           (iii)    the Borrower will cause any such Borrower
Corporation, Borrower Partnership, or Borrower LLC to execute a security agreement, in the same form as the security agreement executed and delivered to Lender by the other Borrowers, granting to the Lender a first priority perfected security interest in all of such corporation's assets to secure the Lender Indebtedness;

                           (iv)     Borrower will execute a collateral
assignment of partnership interest, in the same form as the collateral assignment of partnership interest previously executed and delivered to Lender, assigning to Lender its interest in any newly formed partnership to secure the Lender Indebtedness;
                           (v)      Borrower will execute a collateral
assignment of membership interest, in the same form as the collateral assignment of membership interest previously executed and delivered to Lender, assigning to Lender its interest in any newly formed limited liability company to secure the Lender; and

                           (vi)     Borrower shall execute or cause such newly
formed corporation, partnership or limited liability company to execute all documents, agreements or instruments reasonably requested by lender to effectuate the foregoing provisions of this Section.

                   (k)      PERFORMANCE OF CONTRACTS.

                           The Borrower will,  perform and observe in all
material respects each of the provisions of each material contract to which it is a party on its part to be performed or observed prior to the termination thereof, unless and to the extent that the same shall be contested in good faith by appropriate action by or on behalf of the Borrower.

                   (l)      MANAGEMENT.

                           Borrower shall maintain at all times Brad Krassner,
Lee Marshall and Joe Marsh as active members of the day-to-day management team of Borrower; provided, however, in the event this covenant is breached Borrower shall have 120 days to present Lender with an acceptable replacement management.

          5.2      REPORTING COVENANTS.

                  So long as Lender has any Commitment hereunder or any part of the Lender Indebtedness remains unpaid, the Borrower will furnish to the Lender.

                   (a)      ANNUAL FINANCIAL STATEMENTS.

                           As soon as available and in any event within 120
days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of operations, shareholders' equity and cash flows of the Borrower for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to scope of audit and shall state that such Consolidated financial statements present fairly the Consolidated financial position as at the end of such fiscal year, and the Consolidated results of operations and cash flows for such fiscal year, of the Borrower.

                   (b)      QUARTERLY FINANCIAL STATEMENTS.

                           As soon as available and in any event within 45 days
after the end of each fiscal quarter of the Borrower, a Consolidated and consolidating balance sheet of the Borrower as at the end of such quarter and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Borrower for such fiscal quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower that they are complete and correct and that they fairly present the Consolidated financial position as at the end of such fiscal quarter, and the Consolidated results of operations and cash flows for such fiscal quarter and such portion of the Borrower's fiscal year, of the Borrower and its Subsidiaries (subject to normal, year-end audit adjustments).

                   (c)      SUBSIDIARY FINANCIAL STATEMENTS.

                           If prepared and available to Borrower, as soon as
available, a management prepared statement of operations, shareholders' equity and cash flows of such Subsidiary, all in reasonable detail and certified by a Responsible Officer of such Subsidiary that they are complete and correct and fairly present the financial position for such period.

                  (d)      BORROWING BASE CERTIFICATE.

                           On a monthly basis not later than twenty (20) days
after the end of each month, a borrowing base certificate containing such information as Lender may request from time to time.

                  (e)      COMPLIANCE CERTIFICATE.

                           Together with the financial statements required
pursuant to subsections (a) and (b) above, a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit D, together with or accompanied by such financial or other details, information and material as the Lender may reasonably request to evidence such compliance.

                  (f)      AUDITORS' MANAGEMENT LETTERS.

                           Promptly following the preparation thereof, copies
of each management letter formally issued to the Borrower by such accountants (together with any response thereto prepared by the Borrower).

                  (g)      NOTICE OF CERTAIN EVENTS.


                           Promptly after a Responsible Officer obtains
knowledge of the receipt or occurrence of any of the following, a certificate of a Responsible Officer of the Borrower specifying (i) any official notice of any material violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Borrower ; (ii) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Borrower or of any security (as defined in the Securities Act of 1933, as amended) of the Borrower with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower or its is taking or proposes to take with respect thereto; (iv) any dispute between the Borrower and any Governmental Authority, which, if adversely determined, would have a Material Adverse Effect; (v) any default or noncompliance of any party to any of the Loan Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which might adversely affect any of the Loan Documents; (vi) the creation, dissolution, merger or acquisition of any Borrower or Subsidiary with material operations; (vii) any event or condition which violates any Environmental Law which could potentially result in liability in excess of $100,000, or which could potentially result in remedial obligations in excess of $100,000, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such event or condition; or (viii) any event or condition which may reasonably be expected to have a Material Adverse Effect.

                  (h)      SHAREHOLDER COMMUNICATIONS, FILINGS, ETC.

                           Within ten (10) days of the mailing or filing
thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with or received by the Borrower in connection therewith from the SEC or any national securities exchange.

                  (i)      LITIGATION.

                           Promptly after (i) the occurrence thereof, notice of
the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, any Subsidiary thereof or any material Property of any thereof; or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration.

                  (j)      ERISA.

                           Promptly after (i) the occurrence thereof, notice
that an ERISA Termination Event or a "prohibited transaction," as such term is defined in Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof and the Borrower's proposed response thereto; and (ii) actual knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.

                  (k)      CORPORATE RESTRUCTURING.

                           To the extent that the Borrower either incorporates
any new Borrower or Subsidiary with material operations or the Borrower takes any actions permitted by Section 5.4(c) or Section 6.12, the Borrower will promptly notify the Lender of such incorporation, dissolution, merger, acquisition or sale or other transfer of assets.

                  (l)      Other Information.

                           With reasonable promptness, such other information
about the business and affairs and financial condition of the Borrower or its Subsidiaries as any Lender may reasonably request from time to time.

          5.3      FINANCIAL TEST COVENANTS.

                  So long as Lender has any Commitment hereunder or any part of the Note shall remain unpaid, the Borrower will:

                   (a)      FIXED CHARGE RATIO.

                  Maintain a Fixed Charge Ratio determined as of each Quarterly Date, of not less than 1.75 to 1.0 for each Rolling Period. As used herein, "Fixed Charge Ratio" shall be defined as the ratio derived by comparing: (i) the sum of Borrower's earnings before interest expense and taxes plus any losses of Subsidiaries, minus any earnings of Subsidiaries plus cash income actually received from Subsidiaries; to (ii) the sum of Borrower's interest expense, all cash paid by Borrower in connection with capital calls or other similar required contributions made to Subsidiaries, and cash paid for taxes.

                   (b)      NET WORTH.

                           Maintain a Consolidated Net Worth equal to or
greater than Four Million Six Hundred Thousand Dollars ($4,600,000.00); plus (i) one hundred percent (100%) of the equity of a completed Acquisition; plus (ii) one hundred percent (100%) of the proceeds received by Borrower from venture capital investments; and (iii) commencing June 30, 1997 and each fiscal year thereafter Borrower's Consolidated Net Worth shall increase by an amount equal to one hundred percent (100%) of Borrower's net profit after taxes for each respective fiscal year; provided, however, in no event shall the Consolidated Net Worth requirement set forth herein decrease due to a net loss incurred during any fiscal year. As used herein, "Net Worth" shall mean: (i) the aggregate amount of assets shown on the balance sheet of Borrower at any particular date, less (ii) all Liabilities of Borrower at such date.

                   (c)      DEBT TO CAPITALIZATION RATIO.

                           Maintain a Debt to Capitalization Ratio not to
exceed .65 to 1.0. As used herein, "Debt to Capitalization Ratio" shall be defined as the ratio derived by comparing: (i) all aggregate outstanding Senior Funded Debt; to (ii) total capitalization.

                  (d)      SENIOR LEVERAGE RATIO.

                          Maintain a Senior Leverage Ratio not to exceed 3.0 to
1.0. As used herein, "Senior Leverage Ratio" shall be defined as the ratio derived by comparing: (i) the aggregate outstanding of all Senior
Funded Debt; to (ii) EBITDA.

                  (e)      FINANCIAL COVENANTS - OTHER AGREEMENTS.

                           In no instance shall Borrower be subject to financial
covenants in its other financing and leasing arrangements (the subject matter of which are obligations of Borrower in excess of the face amount of $100,000.00) that are more restrictive that those set forth above.

          5.4      CERTAIN NEGATIVE COVENANTS.

                  So long as Lender has any Commitment hereunder or any part of the Lender Indebtedness remains unpaid, the Borrower will not:

                   (a)      INDEBTEDNESS.

                           Create, incur or assume any Indebtedness other than:

                            (i)      the Lender Indebtedness;

                            (ii)     purchase money Indebtedness; and

                            (iii)    Senior Funded Debt.

                   (b)      LIENS.

                           Create, incur, assume or suffer to exist,  or suffer
to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of any Person, other than:

                            (i)      Liens existing on the date hereof and set
out on Schedule 5.4(b), and extensions, renewals or replacements in connection therewith, provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby;

                            (ii)     Liens evidenced by the Security
Instruments;
                            (iii)    Liens for taxes, assessments or other
governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves according the GAAP are being maintained;

                            (iv)     Liens created by or resulting from any
judgment or order; provided that, for any such Lien in effect for a period of 30 days or more, execution shall have been effectively stayed or deferred (whether by action of a court, by agreement or otherwise) and which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

                            (v)      statutory Liens of landlords and Liens of
carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained; and

                            (vi)     any Lien on any Property securing
Indebtedness incurred in connection with purchase money Indebtedness, provided that such Lien shall not exceed 100% of the fair market value of the Property encumbered thereby.

                   (c)      MERGERS, ACQUISITIONS, ETC.

                           Merge into or with or consolidate with, or permit
any of its Subsidiaries in which it has control to merge into or with or consolidate with, any other Person, or acquire any Person or all or substantially all of the assets of any Person, except that (i) any Subsidiary of the Borrower may merge or consolidate with any other Borrower; (ii) the Borrower may merge into or with any other Person, including any Subsidiary, if the Borrower is the surviving entity of such merger or consolidation, and (iii) Borrower may enter into Acquisitions, provided, however, Borrower acknowledges and agrees Lender must grant its prior written consent where the total consideration related to all Acquisitions during the term of this Agreement exceeds Two Million Dollars ($2,000,000.00). Lender acknowledges and agrees that the Acquisition or proposed Acquisition of QBQ Entertainment, Inc. and Alliance Artists, Ltd., together with B.E.K. Productions, Inc. shall not be included under the limitation set forth in this Section 5.4(c) (iii); provided Lender has reviewed and approved the financial statements of such entities prior to the acquisition thereof; and further provided that in any transaction permitted by this Section 5.4(c), immediately after giving effect thereto, no event shall have occurred and be continuing that constitutes a Default or an Event of Default hereunder.

                   (d)      CAPITAL CALLS.

                           Other than in connection with the initial
capitalization of any new Borrower or Subsidiary, fund capital calls in excess of $250,000.00 per Borrower or Subsidiary per fiscal year.

                   (e)      USE OF PROCEEDS.

                           Use the proceeds of any Loan for any purpose other
than those permitted by Section 4.6.

                   (f)      INVESTMENTS OR LOANS.

                           Make or permit any loans to or investments in any
Person other than:

                            (i)      direct obligations of the United States of
America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within one year from the date of creation thereof;

                            (ii)     commercial paper maturing within one year
from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                            (iii)    time deposits maturing within one year
from the date of creation thereof with, including certificates of deposit issued by, Lender or any office of Lender located in the United States of America of any other lender which is organized under the laws of the United States of America or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of the most recent financial statements);

                            (iv)     shares of any money market mutual fund or
other investments maturing within one year, in each case rated at least AA or the equivalent thereof by Standard & Poor's Corporation or at least AA or the equivalent thereof by Moody's Investors Service, Inc., including but not limited to any such mutual fund or other investment managed or advised by Lender;

                            (v)      intercompany loans; and

                            (vi)     investments in Subsidiaries or other
Borrowers.

                   (g)      TRANSACTIONS WITH AFFILIATES.

                           Enter into any transaction or series of transactions
or with Affiliates of the Borrower or its Subsidiaries other than on terms and conditions substantially as favorable to the Borrower and its Subsidiaries as would be obtainable by the Borrower in a comparable arm's-length transaction with a Person other than such an Affiliate of the Borrower.

                   (h)      SALES, ETC., OF ASSETS.

                           Sell, lease, transfer or otherwise dispose of, any
of its assets, including, without limitation, substantially all assets constituting the business of a division, branch or other unit of operation, except (i) sales or leases in the ordinary course of business; (ii) sales of obsolete or surplus equipment; and (iii) sales or other transfers of Property from the Borrower to any other Borrower.

                   (i)      NATURE OF BUSINESS.

                           Engage in businesses other than those carried on at
the date hereof and businesses similar or related thereto.

                   (j)      ERISA COMPLIANCE.

                           Permit any Plan maintained by it  to:

                            (i)      engage in any "prohibited transaction" as
such term is defined in Section 4975 of the Code;

                            (ii)     incur any "accumulated funding deficiency"
as such term is defined in Section 302 of ERISA; or

                            (iii)    terminate any such Plan in a manner which
could result in the imposition of a Lien on the Property of the Borrower or any Subsidiary of the Borrower pursuant to Section 4068 of ERISA.

                   (k)      SALE OR DISCOUNT OF RECEIVABLES.

                           Discount or sell (with or without recourse), any of
its notes receivable or accounts receivable.

                   (l)      NEGATIVE PLEDGE AGREEMENTS.

                           Create, incur, assume or suffer to exist,  any
contract, agreement or understanding (other than this Agreement or the Security Instruments), which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of the Borrower or which requires the consent of or notice to other Persons in connection therewith.

                   (m)      PREFERRED STOCK.

                           Authorize or issue any preferred stock that is
Disqualified Stock or stock that is convertible to debt.

                   (n)      INTERCOMPANY LOANS.

                           Except as set forth in Section 5.4 (d),  make any
loan to any Subsidiary or Affiliate, other than receivables or payables incurred in the ordinary course of business and in a manner consistent with such Person's past practice.

                   (o)      DIVIDENDS.

                           Declare or pay any dividend or authorize or make any
other distribution on any stock (including any distribution with regard to any option, warrant or other right to acquire such stock) of the Borrower, whether now or hereafter outstanding, on account of the purchase, acquisition, redemption or other retirement of any shares of such stock except that MEI may cause its subsidiaries to distribute all excess cash and/or earnings of such subsidiary to MEI.

                  (p)      SALE AND LEASEBACK.

                           After the sale of any Property or assets owned by
Borrower, lease such Property or substantially identical Property.

                  (q)      CAPITAL EXPENDITURES.

                           Permit consolidated Capital Expenditures to exceed
$450,000 in the aggregate during fiscal year 1997; provided, however, such limitation shall be adjusted by mutual agreement of Borrower and Lender for future fiscal years.


                              6. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

          6.1      PAYMENTS.

                  The Borrower shall (i) fail to pay when due (including, without limitation, by mandatory prepayment) any principal of the Note, or (ii) fail to pay when due any interest on any Loan or any fee or any other amount (other than an amount referred to in (i) above) due under this Agreement or under any Security Instrument, and such failure to pay shall continue unremedied for a period of three (3) Business Days;

          6.2      COVENANTS.

                  The Borrower shall fail to observe or perform any covenant or agreement contained herein in Section 5.3 or 5.4;

          6.3      OTHER LOAN DOCUMENT OBLIGATIONS.

                  Default is made in the due observance or performance by the Borrower of any of the covenants or agreements contained in any Loan Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Loan Document;

          6.4      REPRESENTATIONS.

                  Any representation, warranty or statement made or deemed to be made by the Borrower or any of such Borrower's Person's, officers or partners herein or in any Security Instrument, or in any certificate, request or other document furnished pursuant to or under this

Agreement or any Security Instrument, shall prove to be false or misleading in any material respect as of the date when made or deemed to be made;

          6.5      NON-PAYMENTS OF OTHER INDEBTEDNESS.

                  The Borrower shall fail to make any payment of principal of or interest on any indebtedness of the Borrower in excess of the face amount of $100,000 in the aggregate (other than the Lender Indebtedness) when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period;

          6.6      DEFAULTS UNDER OTHER AGREEMENTS.

                  The Borrower shall fail to observe or perform any covenant or agreement contained in any agreement or instrument relating to any of its Indebtedness in excess of the face amount of $100,000 in the aggregate within any applicable grace period, or any other event shall occur if the effect of such failure or other event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

          6.7      BANKRUPTCY.

                  The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or such Subsidiary or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; (with respect to any of the matters set forth in this Section 6.7 relating to Subsidiaries, such matter must result in a Material Adverse Effect in order to constitute an Event of Default);

          6.8      ERISA.

                  A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is, shall have been or is likely to be, terminated or the subject of termination proceedings under ERISA, or the Borrower or an ERISA Affiliate has incurred or is likely to incur ability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan;

          6.9      MONEY JUDGMENT.

                  One or more judgments or orders for the payment of money, individually or aggregating, in excess of $25,000.00 shall be rendered against the Borrower in the aggregate and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

          6.10     MATERIAL ADVERSE EFFECT.

                  The happening of any event which would result in a Material Adverse Effect upon the Borrower;

          6.11     LOAN DOCUMENTS.

                  Any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 4.3) in accordance with their terms or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby (and, if capable of being remedied, such condition shall remain unremedied for 30 days after the earlier of (i) a Responsible Officer of the Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Borrower by Lender ), or the Borrower or any Subsidiary of the Borrower (or any other Person who may have granted or purported to grant such Lien) shall so state in writing; or

          6.12     DISSOLUTION.

                  Any Borrower fails to maintain its corporate, partnership or limited liability company existence, provided, however, the lender acknowledges and agrees that Movietime Entertainment, Inc. shall be dissolved, and any Borrower or Subsidiary may be dissolved in the ordinary course of business with the prior written consent of Lender which shall not be unreasonably withheld;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may, by written notice to the Borrower and notwithstanding any provision hereof or of any other Loan Document to the contrary, take any or all of the following actions, to enforce its claims against the Borrower: (i) declare the Commitment and other lending obligations, if any, terminated, whereupon the Commitment and other lending obligations, of Lender shall terminate immediately; (ii) terminate any Letter of Credit which allows such termination by sending a notice of termination as provided therein, and/or (iii) declare the entire principal amount of and all accrued interest and fees on all Lender Indebtedness to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default specified in Section 6.7 shall occur, the result which would occur upon the giving of written notice by the Lender to the Borrower, as specified in clauses (i) and (iii) above, shall occur automatically without the giving of any such notice.

                                7. MISCELLANEOUS

          7.1      NOTICES.

                  All notices, requests and other communications to any party hereunder shall be in writing (including Lender wire, telecopy or similar teletransmission or writing) and shall be given to such party at its address set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Lender at its office in Miami, Florida, and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopier during regular business hours, once such telecopy is transmitted to the telecopy number specified in this
Section 7.1 (provided receipt has been confirmed), (ii) if given by mail, 72 hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including without limitation, by air courier), when delivered at the address specified in this Section; provided that notices to the Lender shall not be effective until received.

          7.2      AMENDMENTS, ETC.

                           No amendment or waiver of any provision of this
Agreement, the Note or the Security Instruments, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          7.3      NO WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of the Lender in exercising any right or remedy under the Note, this Agreement or any Security Instrument and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Note, this Agreement or any Security Instrument preclude any other or further exercise thereof or the exercise of any other right or remedy under the Note, this Agreement or any Security Instrument. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrower not required under the Note, this Agreement or any

Security Instrument in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

          7.4      PAYMENT OF EXPENSES, INDEMNITIES, ETC.

                  The Borrower shall:

                   (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the Note and the Security Instruments and any amendment, waiver or consent relating thereto (including but not limited to the reasonable fees and disbursements of counsel for the Lender and in the case of enforcement); and promptly reimburse the Lender for all such amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any Security Instrument;

                   (b) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes, and will indemnify Lender for the full amount of taxes paid by Lender in respect of payments made or to be made hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted;

                   (c) indemnify the Lender, each of its respective officers, directors, employees, representatives, agents and Affiliates from, hold each of them harmless against, and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower of the proceeds of any of the Loans; (ii) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; or (iii) any other aspect of this Agreement, the Note, and the Security Instruments, including but not limited to the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim;

                   (d) indemnify and hold harmless from time to time the Lender, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel, employees, agents, successors and assigns of each of the foregoing from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject (1) under any Environmental Law applicable to the Borrower or any of its Subsidiaries (which are controlled by Borrower) or any of their respective Properties, including without limitation, the treatment or disposal of Hazardous Substances on any of their respective Properties, (2) as a result of the breach or non-compliance by the Borrower or any of its Subsidiaries (which are controlled by Borrower) with any Environmental Law applicable to the Borrower or any of its Subsidiaries, (3) due to past ownership by the Borrower or any of its Subsidiaries (which are controlled by Borrower) of any of their respective Properties or past activity on any of their respective Properties or past activity on any of their respective Properties which, though lawful and fully permissible at the time, could result in present liability, (4) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Borrower or any of its Subsidiaries (which are controlled by Borrower), or (5) any other environmental, health or safety condition in connection with this Agreement, the Note or any other Loan Document, provided, however, no indemnity shall be afforded under this Section 7.4(d) in respect of any Property for any occurrence arising solely and directly from the acts or omissions of the Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise); and

                   (e) without limiting the foregoing provisions, waive, release and covenant not to bring against any of the Persons identified in this Section
7.4 any demand, claim, cost recovery action or lawsuit they may now or hereafter have or accrue arising from (1) any Environmental Law now or hereafter enacted (including those applicable to the Borrower or any of its Subsidiaries which are controlled by Borrower) unless the acts or omissions of any such person or their respective successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, cost recovery action or lawsuit, (2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Borrower or any of its Subsidiaries (which are controlled by Borrower), or (3) the breach or non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law or environmental covenant applicable to the Borrower or any of its Subsidiaries (which are controlled by Borrower), unless the acts or omissions of such Person, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit.

If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower's obligations under this Section shall survive any termination of this Agreement and the payment of the Note. In the event any of the losses, claims or expenses set forth in this Section are held by a court of competent jurisdiction or the arbitration entity set forth in
Section 7.19 to be the result of the Lender's gross negligence or willful misconduct, then Borrower shall not be responsible therefor.

          7.5      RIGHT OF SETOFF.

                  In addition to and not in limitation of all rights of offset that Lender may have under applicable law, the Lender shall, upon the occurrence of any Event of Default and whether or not Lender has made any demand or the Borrower's obligations are matured, have the right at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any and all of the Lender Indebtedness.

          7.6      BENEFIT OF AGREEMENT.

                   (a) The Note, this Agreement and the Security Instruments shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lender. In the event that Lender sells participations in the Note or other Lender Indebtedness of the Borrower incurred or to be incurred pursuant to this Agreement, to other banks or entities, each of such other lenders or entities shall have the rights of set-off against such Lender Indebtedness and similar rights or Liens to the same extent as may be available to the Lender.

                   (b) Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an Affiliate of Lender.

          7.7      ASSIGNMENTS AND PARTICIPATIONS.

                   (a) The Borrower may not assign its rights and obligations hereunder or under the Note.

          7.8      GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

                   (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

                   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE SECURITY INSTRUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING BUT NOT LIMITED TO ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR

HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                   (c) The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its said address, such service to become effective 30 days after such mailing.

                   (d) Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                   (e) The parties hereto also recognize that one of the remedies available to them in any trial may, under certain circumstances, be the right to receive damages in excess of those actually sustained by it. In the past in some instances, such damages have equaled or exceeded the amount of actual damages. By signing below, the parties hereto will give up their rights to claim any damages other than actual damages. Each Person who is asked to sign below should think carefully about the consequences of signing and should consult its attorney. The parties hereto agree that if any of the foregoing provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not be affected or impaired. The parties hereto by signing below certify that they have read and understood the foregoing prior to signing; that they have had the opportunity to obtain the advice and assistance of counsel with respect to the foregoing; that they sign below with full knowledge and understanding of the consequences of their act; and that they have received a counterpart original of this document signed by all parties.

          7.9      INVALIDITY.

                  In the event that any one or more of the provisions contained in the Note, this Agreement or in any Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any Loan Document.

          7.10     SURVIVAL OF AGREEMENTS.

                  All representations and warranties of the Borrower or its Subsidiaries or any other Person herein or in the Loan Documents and all covenants and agreements herein not fully performed before the Effective Date shall survive such date or dates.

          7.11     RENEWAL, EXTENSION OR REARRANGEMENT.

                  All provisions of this Agreement and of any Security Instruments relating to the Note or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Note or of any part of such other Lender Indebtedness.

          7.12     INTEREST.

                  It is the intention of the parties hereto to conform strictly to usury laws applicable to each Lender and the Transactions. Accordingly, if the Transactions would be usurious as to any Lender under applicable law, then, notwithstanding anything to the contrary in the Note, this Agreement or in any Loan Document or agreement entered into in connection with the Transactions or as security for the Lender Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest as to Lender under applicable law that is contracted for, taken, reserved, charged or received by such Lender under the Note, this Agreement or under any of the Loan Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest as to any Lender under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be canceled automatically and, if theretofore paid, shall be credited by Lender on the principal amount of the Lender Indebtedness (or, to the extent that the principal amount of the Lender Indebtedness shall have been or would thereby be paid in full, refunded by Lender to the Borrower). The right to accelerate the maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Note until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the term "applicable law" shall mean the laws of the State of Florida (or of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement) or laws of the United States of America applicable to any Lender and the Transactions which would permit Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Florida (or such other jurisdiction's) law.

          7.13     HEADINGS DESCRIPTIVE.

                  The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          7.14     OBLIGATIONS OF LENDER.

                  The Lender shall have no commitments, lending obligations or other obligations of any nature whatsoever except as expressly set forth herein.

          7.15     ENTIRE AGREEMENT.

                  THE NOTE, THIS AGREEMENT, THE SECURITY INSTRUMENTS, THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND

UNDERSTANDING BETWEEN THE LENDER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY CONFLICT OR AMBIGUITY BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS IN ANY OTHER LOAN DOCUMENT SHALL BE CONTROLLED BY THE TERMS AND PROVISIONS HEREOF.

          7.16     ATTACHMENTS.

                  The exhibits, schedules and annex attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such attachments and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          7.17     COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

          7.18     EFFECTIVENESS; SURVIVAL OF INDEMNITIES.

                  This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Lender. The Borrower's obligations under Sections 2.9, 2.10 and 7.4 shall survive the payment in full of the Note after the Final Maturity Date.

          7.19     ARBITRATION.

                  Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

                  (a)       SPECIAL RULES.

                           The arbitration shall be conducted in the city of
the Borrower's domicile at the time of this Agreement's execution and administered by Endispute, Inc. d/b/a J.A.M.S./Endispute who will appoint an arbitrator; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety
(90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

                  (b)       RESERVATION OF RIGHTS.

                           Nothing in this Agreement shall be deemed to (i)
limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. ss.91 or any substantially equivalent state law; or (iii) limit the right of Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) limit the right of Lender or Borrower to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:                                 MAGICWORKS ENTERTAINMENT
                                          INCORPORATED, a Delaware corporation

Address: 930 Washington Avenue            By:____________________________
         Miami Beach, Florida 33139       As:____________________________


                                          TOURING ARTISTS GROUP, INC., a Florida
                                          corporation

Address:  930 Washington Avenue           By:____________________________
          Miami Beach, Florida 33139      As:____________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                            TOURING ARTISTS GROUP, INC., an Ohio
                                            corporation

Address:  199 East Garfield Road            By:____________________________
             Aurora, Ohio 44202             As:____________________________

                                            MAGICSPACE CORPORATION,
                                            a Florida corporation

Address:  419 East 100 South                By:____________________________
          Salt Lake City, Utah 84111        As:____________________________

                                            DIAMOND BULLET MERCHANDISING,
                                            INC., a Florida corporation

Address:  930 Washington Avenue             By:____________________________
          Miami Beach, Florida 33139        As:____________________________

                                            MAGIC PROMOTION, INC., an Ohio
                                            corporation

Address:   199 East Garfield Road           By:____________________________
           Aurora, Ohio 44202               As:____________________________

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                             MAGICWORKS ENTERTAINMENT
                                             INTERNATIONAL, INC., a Florida
                                             corporation

Address:  930 Washington Avenue              By:____________________________
          Miami Beach, Florida 33139         As:____________________________

                                             PERFORMING ARTS MANAGEMENT
                                             OF NORTH MIAMI, INC., a Florida
                                             corporation

Address:  930 Washington Avenue              By:____________________________
          Miami Beach, Florida 33139         As:____________________________

                                             MAGIC CONCERTS PROMOTIONS, INC.,
                                             a Florida corporation

Address:  1868 North University Drive        By:____________________________
          Suite 203                          As:____________________________
          Plantation, Florida  33322

                                             MAGICWORKS SPORTS MANAGEMENT, INC.,
                                             a Florida corporation

Address:  930 Washington Avenue              By:____________________________
          Miami Beach, Florida 33139         As:____________________________

LENDER:                                      NATIONSBANK, N.A. (SOUTH)

Attn:  Mr. Charles M. Porter                 By:____________________________
Commercial Banking Department                      Charles M. Porter
100 Southeast 2nd Street, 15th Floor               Senior Vice President
Miami, Florida 33131

                   [ACKNOWLEDGMENTS APPEAR ON FOLLOWING PAGE]

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this____ day of May, 1997, by_______________ , as __________________ of MAGICWORKS
ENTERTAINMENT INCORPORATED, a Delaware corporation, on behalf of the corporation, who is personally known to me or has produced____________________ as identification.

My Commission Expires:
                                  -----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             ------------------------------
                                  Serial No.:
                                              -----------------------------
COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by ____________________, as___________________ of TOURING ARTISTS GROUP,
INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced _________________________as identification.

My Commission Expires:
                                  -----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             ------------------------------
                                  Serial No.:
                                              -----------------------------
                  [ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by________________________ , as_____________ of TOURING ARTISTS GROUP,
INC., an Ohio corporation, on behalf of the corporation, who is personally known to me or has produced________________________ asidentification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------
COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   )  SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of MAGICSPACE CORPORATION, a
Florida corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------
                  [ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of DIAMOND BULLET MERCHANDISING
INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------


COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   )  SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of MAGIC PROMOTION INC., a
Ohio corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------

                  [ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of MAGICWORKS ENTERTAINMENT
INTERNATIONAL, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of PERFORMING ARTS MANAGEMENT
OF NORTH MIAMI, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------

                  [ACKNOWLEDGMENTS CONTINUE ON FOLLOWING PAGE]

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of MAGIC CONCERTS PROMOTIONS,
INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------

COMMONWEALTH OF THE BAHAMAS)
ISLAND OF NEW PROVIDENCE   ) SS:
CITY OF NASSAU             )

         The foregoing instrument was acknowledged before me this___ day of May, 1997, by_________________ , as__________________ of MAGICWORKS SPORTS
MANAGEMENT, INC., a Florida corporation, on behalf of the corporation, who is personally known to me or has produced _____________________ as identification.

My Commission Expires:
                                  ----------------------------------------
                                  NOTARY PUBLIC
                                  Print Name:
                                             -----------------------------
                                  Serial No.:
                                             -----------------------------